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                                                                     Exhibit 21

                        SUBSIDIARIES OF PEMCO AVIATION GROUP, INC.

Name of Subsidiary                               State of Organization
------------------                               ---------------------

Pemco Aeroplex, Inc.                                    Alabama
Pemco World Air Services, Inc                           Delaware
Pemco Air Services System, Inc.                         Colorado
Pemco Engineers Inc.                                    Delaware
Space Vector Corporation                                Delaware
Air International Incorporated                          Delaware